Exhibit 5.1

May 7, 2021

Global Diversified Marketing Group Inc.

4042 Austin Boulevard, Suite B

Island Park, New York 11558

Ladies and Gentlemen:

We have acted as counsel to Global Diversified Marketing Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (Registration No. 333-255532) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 27, 2021, as thereafter amended or supplemented,. The Registration Statement relates to the registration of an aggregate of 6,302,627 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), including (i) 5,000,000 shares of the Company’s Common Stock offered for sale by the Company in a primary offering (the “Primary Offering”), and (ii) 1,302,627 outstanding shares of the Company’s Common Stock offered for sale by the selling shareholders identified in the Registration Statement (the “Selling Shareholders Offering”).

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies of (i) the Company’s Certificate of Incorporation and By-laws, each as amended to date and as filed as exhibits to the Registration Statement, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Shares and and matters in connection therewith, and (iii) the Registration Statement and all exhibits thereto. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on statements of an officer of the Company.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that (i) the 5,000,000 Shares offered by the Company in the Primary Offering, when issued, paid for, and delivered by the Company in accordance with the Prospectus contained in the Registration Statement, will be duly and validly issued, fully paid and non-assessable and will represent binding obligations of the Company pursuant to the laws of the State of Delaware and the State of New York, and (ii) the 1,302,627 Shares offered by the selling shareholders in the Selling Shareholders Offering have been duly authorized for issuance, have been duly and validly issued, fully paid and non-assessable.

500 Fifth Ave, Suite# 938, New York, NY 10110

9665 Wilshire Boulevard, Suite 895, Beverly Hills, CA 90212

NYC Office: 646.861.7891

CA Office: 818.930.5686

www.cronelawgroup.com

May 7, 2021
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Our opinion is limited to the laws of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws), and the United States Federal Laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon statutes, rule regulations and judicial decisions existing on the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or legal or factual developments after the date hereof which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ The Crone Law Group P.C.
THE CRONE LAW GROUP, P.C.